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                                                                   Exhibit 99.2L




                 [KRAMER, LEVIN, NAFTALIS & FRANKEL LETTERHEAD]





                                  May 29, 1997



The Dessauer Global Equity Fund
5 Bay State Court
Orleans, MA 02653

        Re:  The Dessauer Global Equity Fund
             -------------------------------

Dear Ladies/Gentlemen:

        We have acted as counsel for The Dessauer Global Equity Fund, a Delaware business trust (the "Fund"), in connection with the proposed public offering of shares of beneficial interest, $.01 par value (the "Shares") of the Fund pursuant to a registration statement on Form N-2 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

        We have reviewed the Fund's Certificate of Trust, its Delaware Trust Instrument and its By-Laws, resolutions of the Board of Trustees of the Fund, and the Registration Statement (including exhibits thereto). We have also made such inquiries and have examined originals, certified copies or copies otherwise identified to our satisfaction of such documents, records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to the original documents of all copies submitted.

        Based upon and subject to the foregoing, we are of the opinion, and so advise you as follows:

        i. The Fund is duly organized and validly existing as a business trust in good standing under the laws of the State of Delaware.

        ii. The shares of the Fund to be offered for sale pursuant to the Registration Statement are duly authorized and, when sold, issued and paid for as contemplated by the Registration Statement, will have been validly and legally issued and will be fully paid and nonassessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        KRAMER, LEVIN, NAFTALIS & FRANKEL